Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Morgan Stanley, a Delaware corporation (the “Company”), hereby constitutes and appoints Martin M. Cohen and Gary G. Lynch, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the year ended December 31, 2009, on Form 10-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Exchange Act, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Individuals executing this document in New York should note the New York statutory disclosures included below and have a notary public complete the acknowledgement following.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand in the location indicated on this 15th day of January 2010.

/s/ ERSKINE B. BOWLES	/s/ HOWARD J. DAVIES

Director	Director
City: Chapel Hill	City: London
State: North Carolina	England

/s/ JAMES H. HANCE, JR.	/s/ C. ROBERT KIDDER

Director	Director
City: Charlotte State: North Carolina	City: Columbus State: Ohio

/s/ CHARLES H. NOSKI

Director
City: Palos Verdes Estates
State: California